UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2005 (June 2, 2005)

MQ ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-101399	52-2148018
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4300 North Point Parkway

Alpharetta, Georgia 30022

(Address of Principal Executive Office, including Zip Code)

(770) 300-0101

 (Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02	Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed in Current Reports on Form 8-K filed by MQ Associates, Inc. (“MQ Associates”) with the Securities and Exchange Commission on March 30, 2005 and May 16, 2005, MQ Associates determined that its historical financial statements for the years ended December 31, 2003, 2002 and 2001 and each of the quarter periods ended March 31, June 30 and September 30, 2004, 2003 and 2002 should be restated to correct an error principally relating to the allowance for contractual adjustments and doubtful accounts for patient receivables.  Most recently, on May 16, 2005, MQ Associates stated that it was still analyzing the impact of this issue on its financial statements for the year ended December 31, 2000 and that no determination had yet been made for such period.  However, on June 8, 2005, MQ Associates determined that its historical financial statements for the year ended December 31, 2000 should also be restated to correct the same error, and that such financial statements should no longer be relied upon.

Based on management estimates and advice from its outside advisors, the Audit Committee continues to estimate on a preliminary basis that the allowance for contractual adjustments and doubtful accounts is understated by $35-$40 million in the aggregate as of December 31, 2004, resulting in an overstatement of net patient receivables by the same amount.  This amount remains subject to change pending completion of the Audit Committee’s review, which is still ongoing.

Upon completion of the Audit Committee’s review, MQ Associates will prepare and cause to be audited its financial statements for the year ended December 31, 2004 and its restated financial statements for 2003 and 2002 and will file such restated financial statements and related independent registered public accounting firm’s report required in connection with the filing of MQ Associates’ Annual Report on Form 10-K for the year ended December 31, 2004.  Such Annual Report on Form 10-K will also reflect restated selected financial data for the years ended December 31, 2001 and 2000.

The Audit Committee and the authorized officers of MQ Associates have discussed with its independent registered public accountants, PricewaterhouseCoopers, LLP, the matters disclosed in Item 4.02 of this Current Report on Form 8-K.

ITEM 8.01	Other Events.

On June 2, 2005, MQ Associates was made aware that the U.S. Attorney’s Office in Atlanta, Georgia has opened an investigation relating to the resignation of former executive officers of MQ Associates and MQ Associates’ announcements that it expects to restate its financial statements for prior periods.  MQ Associates intends to cooperate fully in this investigation.

* * * * *

This Current Report on Form 8-K contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, statements regarding MQ Associates’ future growth and profitability, growth strategy and trends in the industry in which it operates.  These forward-looking statements are based on MQ Associates’ current expectations and are subject to a number of risks, uncertainties and assumptions.  MQ Associates can give no assurance that such forward-looking statements will prove to be correct.  Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are the results of the investigation by the U.S. Attorney’s Office discussed above, the previously announced inquiry by the Securities and Exchange Commission (the “SEC”) or any other future action taken by the SEC or the U.S. Attorney’s Office, uncertainty concerning the amount and timing of patient receivable writedowns, the ultimate findings of the Audit Committee’s review (including any new information or additional issues that may arise during the course of such review), the ability of MQ Associates to negotiate additional extensions of the limited waiver and/or obtain a permanent waiver under, and amendment to, the Senior Credit Facility, the reaction of MQ Associates’ other creditors, customers and suppliers to the matters discussed in this report, general economic and business conditions, the effect of healthcare industry trends on third-party reimbursement rates and demand for MQ Associates’ services, limitations and delays in reimbursement by third-party payors, changes in governmental regulations that affect MQ Associates’ ability to do business, actions of its competitors, introduction of new technologies, risks associated with its acquisition strategy and integration costs, and the additional factors and risks contained in its Registration Statement on Form S-4 declared effective on October 14, 2004 as well as other periodic reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MQ ASSOCIATES, INC.

Dated: June 8, 2005

	By:	/s/ Donald C. Tomasso
Donald C. Tomasso
Interim Chief Executive Officer